Certification under Rule 466
The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:
(1)
That it previously had filed a registration statement on Form F-6 (Santos Limited, File No. 333-223631) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

Deutsche Bank Trust Company Americas, as Depositary

By:	/s/ Michael Tompkins
	Name:	Michael Tompkins
	Title:	Director

By:	/s/ Rob Bruder
	Name:	Rob Bruder
	Title:	Vice President